EXHIBIT 99.1                                          LANDAUER, INC.
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                               NEWS RELEASE

                                 LANDAUER

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                             LANDAUER ACQUIRES
                      GLOBAL PHYSICS SOLUTIONS, INC.
                        AS PLATFORM TO EXPAND INTO
                      MEDICAL PHYSICS SERVICES MARKET

             Additionally, Acquires Gammadata Matteknik AB to
               Increase Global Radon Measurement Capability



For Further Information Contact:
      Jonathon M. Singer
      Senior Vice President, CFO
      708-441-8311
      jsinger@landauerinc.com

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GLENWOOD, ILL.--NOVEMBER 9, 2009--LANDAUER, INC. (NYSE: LDR), a recognized leader in personal and environmental radiation monitoring services, today announced the completion of two acquisitions in accordance with its long-term strategic priorities.

"We are pleased to announce the acquisitions of Global Physics Solutions, Inc. (GPS) and Gammadata Matteknik AB (GDM)," said Bill Saxelby, President and CEO of Landauer. "These acquisitions position Landauer to execute on our long-term strategic priorities to drive competitive growth and pursue strategic expansion. These high quality companies complement Landauer's competencies and the financial characteristics of our core business while providing entrance into new market segments."


GLOBAL PHYSICS SOLUTIONS, INC. (GPS)

The acquisition of Global Physics Solutions, Inc. (GPS), completed on November 9, 2009, for $22 million in cash, initiates Landauer's strategic expansion through the extension of services to ensure the safe utilization of radiation in the healthcare setting.

Based in Texas with operations throughout the Midwest, GPS is the leading nationwide provider of Medical Physics Services to hospitals and radiation therapy centers. Medical Physics Services is estimated to be a $1 billion domestic market that includes clinical physics support, equipment commissioning, accreditation support, imaging equipment testing and educational services. Medical physicists provide clinical and operational support in the safe application of radiation for diagnosis and treatment of patients.

Saxelby explained, "As we look to expand the scope of our core occupational health monitoring business, the Medical Physics Services sector is attractive to us because it is a service model that complements our core business focus of radiation safety and exhibits attractive growth characteristics. Global Physics Solutions is healthcare focused with the same customers as Landauer, has regulatory support, and has a recurring revenue model with high return characteristics. This large and expanding market opportunity provides us with a substantial growth platform and the current market is highly fragmented with no one company controlling more than two percent of the market."


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                                                      LANDAUER, INC.



"The GPS leadership team is excited to join Landauer," noted Len Wright, President and CEO of GPS. "Landauer's leadership in radiation safety, combined with our leadership in medical physics will provide a compelling service offering to our shared customers."

Saxelby added, "We chose GPS not only because they are the largest company in the market, but they are also recognized as thought leaders in the industry and have been able to attract expert medical physicists and a blue chip customer base. This move expands our leadership in the radiation science and services arena and helps us better address the desire of the medical community to understand the impact of increased utilization of radiation in medical procedures on patient safety."

Landauer acquired GPS from DW Healthcare Partners, a leading private equity firm focused exclusively on the healthcare industry. Robert W. Baird & Co acted as financial advisors to Landauer on this transaction.


GAMMADATA MATTEKNIK AB (GDM)

The acquisition of Gammadata Matteknik AB (GDM) completed on November 2, 2009, for $6.7 million in cash, aligns with the company's competitive growth objective through expansion of the company's international platform with the leading European provider of radon measurement services. Radon is a naturally occurring radioactive gas that can lead to the increased risk of lung cancer. The World Health Organization recently recommended that countries lower radon levels to control the presence of radon in homes and commercial settings.

GDM has operations outside of Stockholm Sweden and provides measurement services primarily in the Scandinavian region and throughout Europe. This transaction will leverage the Company's recent acquisition of the Studsvik dosimetry service in Sweden, now called Landauer Persondosimetri AB.

"The stability of our core businesses and strong cash flow we generate is enabling us to execute on our three strategic growth priorities as planned," explained Jonathon Singer, Chief Financial Office of Landauer, Inc. "We remain committed to approaching any strategic expansion opportunities in a thoughtful and measured manner, and are confident that we will be able to build upon our success in the coming years."


CONFERENCE CALL DETAILS

Landauer has scheduled a conference call and webcast to discuss the acquisitions on Tuesday, November 10, 2009 at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time). To participate, callers should dial 877-941-9205 (within the United States and Canada) or 480-629-9835 (international calls), and reference the conference ID #4181265, about 10 minutes before the presentation. To listen to a webcast on the Internet, please go to the Company's website at http://www.landauerinc.com at least 15 minutes early to register, download and install any necessary audio software. Investors may access a replay of the call by dialing 800-406-7325 (within the United States and Canada) or 303-590-3030 (international calls) passcode #4181265, which will be available until December 8, 2009. The replay of the call will remain available on Landauer's website for 90 days.










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                                                      LANDAUER, INC.



ABOUT LANDAUER

Landauer is the world's leading provider of technical and analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, nuclear facilities and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings. The Company provides its services to approximately 1.6 million people in the United States, Japan, France, the United Kingdom, Brazil, Canada, China, Australia, Mexico and other countries.


ABOUT DW HEALTHCARE PARTNERS

DW Healthcare Partners ("DWHP") is a private equity firm providing growth capital for medical device and healthcare service companies. The firm manages over $250 million in committed capital and invests in profitable companies with proven management teams. DWHP provides the capital, strategic guidance, and acquisition expertise to help mid- to late-stage healthcare companies realize their potential for growth. DW Healthcare Partners is led by seasoned healthcare executives with more than 100 years of combined industry experience. For more information, please visit www.dwhp.com.


SAFE HARBOR STATEMENT

Some of the information shared here (including, in particular, the section titled "Fiscal 2009 Outlook") constitutes forward-looking statements that are based on assumptions and involve certain risks and uncertainties. These include the following, without limitation: assumptions, risks and uncertainties associated with the Company's development and introduction of new technologies in general; continued customer acceptance of the InLight technology; the adaptability of optically stimulated luminescence (OSL) technology to new platforms and formats; the costs associated with the Company's research and business development efforts; the usefulness of older technologies; the effectiveness of changes and upgrades to and costs associated with the Company's information systems; the anticipated results of operations of the Company and its subsidiaries or ventures; valuation of the Company's long-lived assets or business units relative to future cash flows; changes in pricing of products and services; changes in postal and delivery practices; the Company's business plans; anticipated revenue and cost growth; the risks associated with conducting business internationally; costs incurred for potential acquisitions or similar transactions; other anticipated financial events; the effects of changing economic and competitive conditions; foreign exchange rates; government regulations; accreditation requirements; changes in the trading market that affect the cost of obligations under the Company's benefit plans; and pending accounting pronouncements. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects, and could create the need from time to time to write down the value of assets or otherwise cause the Company to incur unanticipated expenses. You can find more information by reviewing the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended September 30, 2008, and other reports filed by the Company from time to time with the Securities and Exchange Commission.




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